EXHIBIT 12

                                BANK UNITED CORP
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS

                                                            SEPTEMBER 30,
                                       ----------------------------------------------------------
                                          1996        1995        1994        1993        1992
                                       ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...  $   67,836  $   90,111  $   86,081  $  122,303  $   56,805
Fixed charges........................     592,670     560,989     328,940     308,181     355,860
                                       ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges......................  $  660,506  $  651,100  $  415,021  $  430,484  $  412,665
                                       ==========  ==========  ==========  ==========  ==========
FIXED CHARGES
Interest expense.....................  $  584,778  $  552,760  $  320,924  $  300,831  $  348,291
One-third net rental expense.........       6,892       7,253       7,039       6,656       7,007
Amortization of debt expense.........       1,000         976         977         694         562
                                       ----------  ----------  ----------  ----------  ----------
Total fixed charges..................  $  592,670  $  560,989  $  328,940  $  308,181  $  355,860
                                       ==========  ==========  ==========  ==========  ==========
Earnings to fixed charges ratio:
     Actual..........................        1.11        1.16        1.26        1.40        1.16

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
                                                                      EXHIBIT 12

                               BANK UNITED CORP.
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      AND BANK'S PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                                                SEPTEMBER 30,
                                          ----------------------------------------------------------
                                             1996        1995        1994        1993        1992
                                          ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss......  $   67,836  $   90,111  $   86,081  $  122,303  $   56,805
Fixed charges...........................     592,670     560,989     328,940     308,181     355,860
                                          ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges.........................  $  660,506  $  651,100  $  415,021  $  430,484  $  412,665
                                          ==========  ==========  ==========  ==========  ==========
COMBINED FIXED CHARGES AND BANK'S
  PREFERRED STOCK DIVIDENDS
Interest expense........................  $  584,778  $  552,760  $  320,924  $  300,831  $  348,291
One-third net rental expense............       6,892       7,253       7,039       6,656       7,007
Amortization of debt expense............       1,000         976         977         694         562
                                          ----------  ----------  ----------  ----------  ----------
          Total fixed charges...........     592,670     560,989     328,940     308,181     355,860

Bank's Preferred Stock dividends,
  pre-tax basis:
     Series A...........................      14,711      14,011      14,006      10,581      --
     Series B...........................      16,321       3,152      --          --          --
                                          ----------  ----------  ----------  ----------  ----------
Combined fixed charges and Bank's
  Preferred Stock dividends.............  $  623,702  $  578,152  $  342,946  $  318,762  $  355,860
                                          ==========  ==========  ==========  ==========  ==========
Earnings to combined fixed charges and
  Bank's Preferred Stock dividends
  ratio:
          Actual........................        1.06        1.13        1.21        1.35        1.16
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